SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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CAVCO INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)
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Phoenix, Arizona 85004 602-256-6263
May 26, 2006
Dear Stockholders:
It is our pleasure to invite you to attend the Cavco Industries, Inc. 2006 Annual Meeting of Stockholders. The meeting will be held on Thursday, June 29, 2006, at 9:00 a.m. (M.S.T.) at Cavco’s offices, 1001 N. Central Avenue, Suite 800, in Phoenix, Arizona. The attached Notice of Annual Meeting and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as directors.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
Thank you for your support.
Sincerely,
Cavco Industries, Inc.
Joseph H. Stegmayer
Chairman of the Board of Directors
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders of Cavco Industries, Inc.

Time:	9:00 a.m. (M.S.T.), Thursday, June 29, 2006

Place:	Cavco Industries, Inc.’s (“Cavco”) Offices 1001 N. Central Avenue, Suite 800 Phoenix, Arizona 85004

Items of Business:	1. To elect two directors comprising a class of directors to serve until the annual meeting of stockholders in 2009, or until their successors have been elected and qualified;

2. To vote upon the amendment of Cavco’s restated certificate of incorporation to increase the authorized shares of common stock of Cavco from 10,000,000 to 20,000,000;

3. To vote upon the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2007; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Reports:	The 2006 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 9, 2006.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to stockholders on or about May 26, 2006.

By Order of the Board of Directors

JAMES P. GLEW
Secretary
Phoenix, Arizona
May 26, 2006
To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

-i-

CAVCO INDUSTRIES, INC.
PROXY STATEMENT
Annual Meeting of Stockholders
to be Held June 29, 2006
INTRODUCTION
     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors of Cavco Industries, Inc., a Delaware corporation (“Cavco”), for use at the annual meeting of stockholders of Cavco to be held on June 29, 2006, and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. This proxy statement and accompanying proxy are being mailed to stockholders on or about May 26, 2006.
Purposes of the Annual Meeting
     At the annual meeting, action will be taken on the following matters:
(1)	Election of two directors comprising a class of directors to serve until the annual meeting of stockholders in 2009, or until their successors have been elected and qualified;

(2)	Amendment of the restated certificate of incorporation of Cavco to increase the authorized shares of common stock of Cavco from 10,000,000 to 20,000,000;

(3)	Ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2007; and

(4)	Such other business as may properly come before the meeting.
     Our board of directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in items (1), (2) and (3) above.
Recommendation of the Board of Directors
     Our board recommends a vote FOR the election of the nominees for director named in the accompanying proxy, a vote FOR the approval of the amendment of Cavco’s restated certificate of incorporation to increase the authorized shares of Cavco common stock and a vote FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2007.
ABOUT THE MEETING
Who Can Vote
     Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 9, 2006 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 6,354,980 shares of common stock. Each holder of common stock will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
How You Can Vote
     Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.

How Proxies Will be Voted
     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the nominees for director named in the proxy, FOR the approval of the amendment of Cavco’s restated certificate of incorporation to increase the authorized shares of Cavco common stock and FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2007.
     Our board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person or by written notice to Cavco addressed to James P. Glew, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting does not revoke your proxy.
Quorum and Required Vote
     The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.
     The two nominees for director receiving a plurality of the votes cast at the meeting in person or by proxy will be elected. The amendment of Cavco’s restated certificate of incorporation will be approved if the proposal receives the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal. The ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm will be approved if the proposal receives the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, the proposal. Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP. With respect to the proposal to approve the amendment of Cavco’s restated certificate of incorporation, abstentions and broker non-votes will have the same effect as votes against the proposal.
Expenses of Soliciting Proxies
     We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.

STOCK OWNERSHIP
Management
     The following table sets forth information, as of May 9, 2006, with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.
COMMON STOCK OWNERSHIP INFORMATION IS DATED MAY 9, 2006

	Cavco Common Stock (1)
	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned	of Class
David L. Blank	35,000	*
Steven G. Bunger	18,750	*
Jacqueline Dout	18,750	*
Jack Hanna	18,750	*
Sean K. Nolen (2)	4,000	*
Joseph H. Stegmayer	477,127 (3)	7.10%
Michael H. Thomas	18,750	*
Daniel L. Urness	—	*
All directors, director nominees and executive officers of Cavco as a group (7 persons) (4)	587,127	8.59%

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Cavco Industries, Inc. Stock Incentive Plan and exercisable on May 9, 2006 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Blank — 35,000 shares; Mr. Bunger — 18,750 shares; Ms. Dout — 18,750 shares; Mr. Hanna — 18,750 shares; Mr. Nolen — 4,000 shares; Mr. Stegmayer — 366,935 shares; Mr. Thomas — 18,750 shares; and all directors, director nominees and executive officers of Cavco as a group — 476,395 shares.

(2)	Mr. Nolen is our former Vice President, Chief Financial Officer, Treasurer and Secretary. He resigned from those positions effective August 11, 2005. Mr. Nolen is included as a named executive officer in the Summary Compensation Table because he was a named executive officer during a portion of fiscal year 2006.

(3)	Includes 82,644 shares of restricted stock. Mr. Stegmayer has the right to vote and receive dividends on the shares of restricted stock; however, Cavco does not expect to pay dividends on its common stock in the foreseeable future. These shares were part of a grant of restricted stock made by Cavco to Mr. Stegmayer in fiscal year 2004 pursuant to the terms of his employment agreement with Cavco. This grant is described in more detail in the Summary Compensation Table.

(4)	Does not include Mr. Nolen.

Principal Stockholders
     The following table sets forth information, as of May 9, 2006, with respect to the persons, other than Mr. Stegmayer, known by Cavco to beneficially own more than five percent of the outstanding shares of Cavco common stock. Information regarding Mr. Stegmayer’s beneficial ownership of Cavco common stock is set forth under “Management” above.
PRINCIPAL STOCKHOLDER INFORMATION IS DATED MAY 9, 2006

	Cavco Common Stock
	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class
Mario J. Gabelli (1)	987,686	15.54%
One Corporate Center
Rye, New York 10580-1435

(1)	Based solely on information contained in a Schedule 13D filed by Mario J. Gabelli and certain other reporting persons with the SEC on March 14, 2006 with respect to shares of Cavco common stock beneficially owned as of March 14, 2006, but calculating the percentage shown by dividing the number of such shares of Cavco common stock by the total number of shares of Cavco common stock issued and outstanding on May 9, 2006. In the Schedule 13D, the reporting persons do not affirm the existence of a group. The Schedule 13D discloses that the reporting persons, taken as a whole, had sole voting power as to 939,686 shares and sole dispositive power as to 987,686 shares and did not have shared voting or shared dispositive power as to any shares. The other reporting persons are GGCP, Inc. formerly known as Gabelli Group Capital Partners, Inc. (“GGCP”), GAMCO Investors, Inc. formerly known as Gabelli Asset Management Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. formerly known as GAMCO Investors, Inc. (“GAMCO”), Gabelli Advisers, Inc. (“Gabelli Advisers”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), Mario Gabelli, Lynch, and Interactive.

ELECTION OF DIRECTORS AND RELATED MATTERS
     Cavco’s restated certificate of incorporation and amended and restated bylaws provide for the division of the board of directors into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire board. There are presently two directors in the class whose term expires at the annual meeting, one director in the class whose term expires at the 2007 annual meeting and two directors in the class whose term expires at the 2008 annual meeting. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
     Steven G. Bunger and Jack Hanna, members of the board whose terms expire at the annual meeting, will stand for re-election at the meeting. Each of these persons has been nominated for continued service as a director by our independent directors and the full board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of these two nominees or, if the nominees become unavailable (which we do not anticipate), for such substitute nominees as the board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect each nominee. The board recommends that the stockholders vote FOR the election of such nominees. The biographical information appearing below regarding the nominees for director and the continuing directors has been furnished to Cavco by the respective nominees and directors.
     Our board of directors has determined that all the members of the board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules adopted by the SEC thereunder and (2) the applicable listing standards of the Nasdaq National Market and Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”).
Nominees for Director Standing for Election
     Steven G. Bunger, 45, is a member of our audit committee and has been a member of our board since April 2004. Since 2001, he has served as Chairman of the Board of Mobile Mini, Inc., the nation’s largest publicly owned provider of portable storage containers and mobile offices. He is also the President and Chief Executive Officer of Mobile Mini, having served in those capacities since 1997. Mr. Bunger joined Mobile Mini in 1983. Since that time, he has held numerous positions with Mobile Mini, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.
     Jack Hanna, 59, is chairman of our compensation committee and has been a member of our board since 2003. Since 1993, Mr. Hanna has hosted Jack Hanna’s Animal Adventures, a nationally syndicated educational and conservation-oriented television program. Since 1992, Mr. Hanna has served as Director Emeritus of the Columbus Zoo and Aquarium in Columbus, Ohio. Mr. Hanna is a board member of the Dian Fossey Gorilla Fund.
Continuing Directors
     Term Expiring in 2007
     Jacqueline Dout, 51, is chairperson of our audit committee, a member of our compensation committee and has been a member of our board since 2003. Since April 2002 Ms. Dout has served as Senior Vice President, Chief Financial Officer and Secretary for Pella Corporation in Pella, Iowa, a retail brand company that produces building products. She is responsible for corporate development, financial functions, general counsel, shareholder relations and information technology. Prior to joining Pella, Ms. Dout was President of JJB Enterprises, Inc. of Detroit, Michigan, and previously served as Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded manufactured home builder and retailer. She is a member of the Iowa State Board of Education and a former member of the board of visitors for Oakland University School of Business.

     Term Expiring in 2008
     Joseph H. Stegmayer, 55, serves as our Chairman of the Board, President and Chief Executive Officer. He has served as President and Chief Executive Officer and as a member of the board of directors of Cavco and its predecessor since March 2001. Mr. Stegmayer also served as President of Centex Corporation’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex Corporation in June 2003. Prior to joining Cavco, Mr. Stegmayer served from January 1998 to September 2000 as President – Retail Operations and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded company that builds and sells manufactured homes. From 1993 until January 1998, he served as President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances and insures manufactured homes and operates planned housing communities.
     Michael H. Thomas, 56, is a member of our audit committee and compensation committee and has been a member of our board since 2003. Mr. Thomas is a principal of Stonehenge Partners, one of the largest private equity firms in Central Ohio. Mr. Thomas is responsible for sourcing, structuring, closing, and monitoring existing and new investments. Prior to joining Stonehenge Partners in August 1999, Mr. Thomas co-founded and was Executive Vice President and Treasurer of JMAC, Inc., the private investment company of the McConnell family of Columbus, Ohio. His activities included direct investments in the financial services, publishing, health care, real estate and manufacturing sectors. He was also responsible for the family’s financial estate and income tax planning. Previously, Mr. Thomas worked for Ernst & Young LLP and served as director of the firm’s Columbus, Ohio tax practice.
Board Compensation
     Board members who are not employees of Cavco or any of its subsidiaries receive compensation in the amount of $15,000 per year and $1,000 for each board meeting attended. The chairperson of the audit committee receives $4,000 per year for serving as such. In addition, each member of a board committee receives a fee of $1,000 for each committee meeting attended.
     Any new non-employee director will also receive, upon commencement of service, a grant of an option to purchase 10,000 shares of common stock. In addition, on an annual basis, each non-employee director receives a grant of an option to purchase 2,500 shares of common stock. The options have a seven-year term, a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant, and become exercisable at the rate of 25% on the date of grant and an additional 25% on each of the first three anniversaries of the date of grant. All rights to exercise the options terminate within four (4) months of the date that the non-employee director ceases to be a director of the Company for any reason other than death or disability. However, if the non-employee director held the position for at least ten (10) years, the options will vest on the date that the non-employee director ceases to be a director and all rights to exercise the options will terminate three (3) years thereafter.
     All board members are reimbursed for reasonable expenses of attending board and committee meetings. Directors who are employees of Cavco or its subsidiaries receive no compensation for board service.
Board and Committee Meetings
     During Cavco’s fiscal year ended March 31, 2006, our board held four regularly scheduled meetings and two special meetings. Each of our incumbent directors attended at least 75% of the meetings of the board and board committees on which they served in fiscal year 2006.
     All board members are expected to attend our annual meetings of stockholders, unless an emergency prevents them from doing so. At our 2005 annual meeting of stockholders, all directors who were serving at the time were present.

Director Nominating Process
Selection by Independent Directors. The board of directors has adopted resolutions, as required by listing standards of the Nasdaq National Market and the NASD rules, providing for the nomination of directors by the independent directors of the board. Accordingly, the board of directors has not established a nominating committee. The board’s director nominating process involves independent directors and the entire board and promotes flexibility and independence. Initially, director nominees are identified and screened by all independent directors. For any nominee to be placed on the Corporation’s ballot for voting by the Corporation’s stockholders at any Meeting of Stockholders of the Corporation, such nominee must first be approved by a majority of the independent directors of the Corporation (excluding such nominee), by a majority of all independent directors of the Corporation, and by a majority of the entire Board of Directors (first with the nominee abstaining, and then with the nominee voting). The board may form a nominating committee in the future at such time as the board determines that a committee structure is necessary or useful in the director nominating process.
     Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:
•	decisions for nominating candidates are based on the business and corporate governance needs of Cavco. If the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency;

•	the independent directors consider the composition of the entire board when evaluating individual directors, including the diversity of experience and background represented by the board; the need for financial, business, academic, public or other expertise on the board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency;

•	a majority of our board must be comprised of “independent” directors in accordance with applicable SEC rules and Nasdaq National Market listing standards;

•	we seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession;

•	candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole;

•	candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation; and

•	candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.
     Nominations by Stockholders. Our bylaws also impose some procedural requirements on stockholders who wish to:
•	make nominations for the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before an annual meeting of stockholders.
     Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with such persons; and

•	the number of shares that such persons beneficially own.
     To be timely, a stockholder must deliver notice:
•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held; or

•	in connection with a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting.
     In order to submit a nomination for our board of directors, a stockholder must also submit information with respect to the nominee that we would be required to include in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.
Audit Committee
     Our audit committee is composed of three directors, Ms. Dout and Messrs. Bunger, and Thomas, who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (2) applicable Nasdaq National Market listing standards and NASD rules. The audit committee functions under a charter, which was adopted by our board of directors on September 22, 2003. A copy of our Audit Committee Charter was included as Appendix A to our Definitive Proxy Statement filed for the fiscal year ended March 31, 2004.
     The board of directors has determined that one or more of the members of the audit committee meets the definition of “audit committee financial expert” as such term is defined under SEC rules. Jacqueline Dout, the chairperson of the audit committee, is currently the Chief Financial Officer of Pella Corporation, a large, privately held company that produces building products. Prior to that position, Ms. Dout was the Executive Vice President and Chief Financial Officer of Champion Enterprises, Inc., a publicly traded company that builds and sells manufactured homes. Accordingly, she is one of the members of the audit committee who meets the definition of an “audit committee financial expert” under SEC rules.
     The audit committee assists the board in its general oversight of (1) the quality and integrity of Cavco’s accounting, auditing and financial reporting practices and processes, (2) the financial information to be provided to Cavco stockholders, (3) the systems of internal control established by management, the audit committee and the board, (4) compliance with Cavco’s code of ethics, (5) the independence, qualification and performance of Cavco’s independent auditors and (6) Cavco’s internal and external audit process.
     The following are certain key responsibilities of the audit committee:
•	the selection, appointment, compensation, evaluation, retention and oversight of the work of any independent auditors engaged to issue an audit report or related work or performing other audit, review or attest services for Cavco, including all audit engagement fees, and approving all non-audit services;

•	establishment of procedures for (1) the receipt, retention and treatment of complaints received by Cavco regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by Cavco employees of concerns regarding questionable accounting or auditing matters;

•	discuss the annual audited financial statements and quarterly financial statements of Cavco and other significant financial disclosures (including press releases and financial information and earnings guidance provided to analysts and, if applicable, rating agencies) with management and the independent auditors of Cavco;

•	discuss policies with respect to risk assessment and risk management;

•	prepare the report required to be included in Cavco’s annual proxy statement regarding review of financial statements and auditor independence (the report for fiscal year 2006 is included below); and

•	review and reassess at least annually the adequacy of the audit committee charter and recommend appropriate changes to the board.
     The audit committee also reviews Cavco’s corporate compliance program. The audit committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
     During the last fiscal year, the audit committee met five times. All of the members attended all the meetings.
Report of Audit Committee
To the Board of Directors of Cavco Industries, Inc.:
     We have reviewed and discussed with management Cavco Industries, Inc.’s audited financial statements as of and for the year ended March 31, 2006.
     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Auditors.
     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Cavco Industries, Inc. and its affiliates is compatible with the auditors’ independence.
     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Cavco Industries, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2006.
Audit Committee of the Board of Directors
Jacqueline Dout, Chairperson
Steven G. Bunger
Michael H. Thomas
April 28, 2006

Compensation Committee
     Our compensation committee is composed of three “non-employee directors,” Ms. Dout and Messrs. Hanna, and Thomas, as defined by Rule 16b-3(b)(3) promulgated under the Exchange Act, who are independent under applicable Nasdaq National Market listing standards and NASD rules. A copy of our Compensation Committee Charter was included as Appendix B to our Definitive Proxy Statement filed for the fiscal year ended March 31, 2004. Pursuant to its charter, the compensation committee assists the board in:
•	assessing whether the various compensation programs of Cavco are designed to attract, motivate and retain the senior management necessary for Cavco to deliver superior results and are performance based, market driven and stockholder aligned;

•	its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the compensation committee, including stock plans and short-term and long-term incentive compensation plans for members of senior management of Cavco;

•	its approval, review and oversight of benefit plans of Cavco; and

•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of senior management of Cavco.
     During the last fiscal year, the compensation committee met once. All the members attended the meeting.
Communicating With Our Board
     You can communicate with any member of our board of directors by sending the communication to Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our audit committee for review and further handling.

EXECUTIVE COMPENSATION
     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an executive officer) awarded to or earned by the Chief Executive Officer of Cavco, the other executive officer of Cavco at the end of fiscal year 2006 and two former executive officers. We refer to these persons as the named executive officers.
Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Awards
				Restricted	Securities	All Other
				Stock	Underlying	Compen-
Name and	Fiscal			Award(s)	Options (1)	sation
Principal Position	Year	Salary ($)	Bonus ($)	($)	(#)	($) (5)
Joseph H. Stegmayer,	2006	245,337	1,357,336	––	65,500	––
Chairman of the Board,	2005	235,688	927,360	––	68,000	––
President and Chief	2004	225,000	477,240	1,000,000 (2)	377,580	—
Executive Officer

Daniel L. Urness,	2006	120,519	51,750	––	––	2,368
Vice President, Chief
Financial Officer and
Treasurer (3)

David L. Blank,	2006	114,231	459,720	––	––	2,000
Vice President and General	2005	157,125	338,353	––	10,000	1,247
Manager (Litchfield) (4)	2004	150,000	176,777	––	40,000	3,719

Sean K. Nolen,	2006	127,212	––	––	––	1,300
Vice President, Chief	2005	157,125	200,000	––	6,000	2,840
Financial Officer,	2004	150,000	151,500	—	100,000	5,000
Treasurer and Secretary (4)

(1)	On January 31, 2005, in accordance with the terms of the Cavco Industries, Inc. Stock Incentive Plan, we made proportionate adjustments to all outstanding Cavco stock options to take into account the two-for-one split of Cavco common stock effected on that date. The stock option share numbers for fiscal years 2004 and 2005 under the column “Securities Underlying Options” reflect these adjustments.

(2)	In fiscal year 2004, in connection with the spin-off of Cavco from Centex Corporation, Cavco granted to Mr. Stegmayer an award of restricted stock. The award was made pursuant to Mr. Stegmayer’s employment agreement and is evidenced by a restricted stock award agreement dated as of July 7, 2003. The value shown in the table is the number of shares of restricted stock granted to Mr. Stegmayer (55,096 shares, each of which was split into two shares pursuant to the January 2005 two-for-one stock split) times the closing price of Cavco common stock on the Nasdaq National Market on July 7, 2003, the effective date of the award. The value does not reflect a discount for the fact that the shares are restricted. Mr. Stegmayer is entitled to receive dividends on the restricted shares; however, Cavco does not expect to pay dividends on its common stock in the foreseeable future. Mr. Stegmayer also has the right to vote the restricted shares, but the shares cannot be sold and are subject to forfeiture during the restricted period.

The restricted stock vests over a three-year period with 25% becoming vested on the grant date and the remainder becoming vested in cumulative 25% increments on each of the first three anniversaries of the grant date so long as Mr. Stegmayer continues to be employed by Cavco.

As of March 31, 2006, 75% of Mr. Stegmayer’s restricted stock award (representing 82,644 shares on a post-split basis) had vested. Accordingly, as of that date, Mr. Stegmayer’s remaining restricted stock totaled 27,548 shares (on a post-split basis), valued at $1,338,557, (based on the closing price of Cavco common stock on the Nasdaq National Market on that date).

(3)	Mr. Urness became a named executive officer of Cavco in fiscal year 2006. No fiscal year 2005 or 2004 compensation information is reported for Mr. Urness because he was not an executive officer of Cavco in those years.

(4)	Mr. Blank was an executive officer of Cavco until August 11, 2005 when he was named Vice President and General Manager - Litchfield.

(5)	Mr. Nolen resigned as Vice President, Chief Financial Officer, Treasurer and Secretary of Cavco effective August 11, 2005, and resigned as an employee of Cavco effective December 31, 2005. Mr. Nolen’s compensation as set forth in the above compensation table includes salary and bonus for all positions held in fiscal year 2006.

(6)	Represents matching contributions to the named executive officer under or relating to Cavco’s 401(k) plan for the indicated fiscal year.

Option Grants in Last Fiscal Year (1)

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
Individual Grants					Option Term
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees	Price	Expiration
Name	Granted (#)	in Fiscal Year	($/Sh) (2)	Date	5% ($)	10% ($)
Joseph H. Stegmayer	65,500	100%	27.55	5/17/2012	734,623	1,711,984
Daniel L. Urness	—	—	—	—	—	—
David L. Blank	—	—	—	—	—	—
Sean K. Nolen	—	—	—	—	—	—

(1)	Amounts set forth in the table reflect the number and value of options only. Cavco has not issued any stock appreciation rights.

(2)	These options were granted under the Cavco Industries, Inc. Stock Incentive Plan at an exercise price equal to the closing price of Cavco common stock on the Nasdaq National Market on May 17, 2005, the date of grant. These options become exercisable at the rate of 25% on the date of grant and 25% on each of the first three anniversaries of the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options		In-the-Money Options
			at Fiscal Year-End (#) (2)		at Fiscal Year-End ($) (3)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph H. Stegmayer	—	—	333,560	177,520	11,805,762	5,502,041
Daniel L. Urness	—	—	—	—	—	—
David L. Blank	—	—	32,500	17,500	1,182,675	584,825
Sean K. Nolen	60,500	1,624,093	6,000	—	209,565	—

(1)	Amounts set forth in the table reflect the number and value of options only. Cavco has not issued any stock appreciation rights.

(2)	The share numbers in this column take into account proportionate adjustments made to all Cavco stock options outstanding on January 31, 2005 in respect of the two-for-one split of Cavco common stock effected on that date.

(3)	Represents the difference between the closing price of Cavco common stock on the Nasdaq National Market on March 31, 2006 of $48.59 per share and the exercise price of such options (as adjusted to take into account the two-for-one stock split).
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
     Our compensation committee includes the following non-employee directors: Jack Hanna (Chairman), Jacqueline Dout and Michael H. Thomas. None of Cavco’s directors, officers or employees has any relationship requiring disclosure under Item 402(j) of SEC Regulation S-K.
Report of Compensation Committee on Executive Compensation
     Our compensation committee provides advice and recommendations to the board of directors concerning the salaries and bonuses of the executive officers of Cavco. The board approves those salaries and bonuses. The compensation committee also administers the Cavco Industries, Inc. Stock Incentive Plan, the Cavco Industries, Inc. 2005 Stock Incentive Plan and Cavco’s incentive compensation bonus plan and is authorized under such plans to grant options and make awards of cash, restricted stock and stock units to directors, officers and key employees of Cavco and its subsidiaries and to grant short-term and long-term incentive compensation awards to executive officers of Cavco. The compensation committee is composed of “non-employee directors”, as defined by Rule 16b-3(b)(3) promulgated under the Exchange Act, all of whom are independent under applicable Nasdaq National Market listing standards and NASD rules. This report describes the policies and principles that shape the structure of Cavco’s executive compensation program.
     Cavco’s executive compensation program is structured to achieve the following objectives:
•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.
     To achieve its compensation objectives, Cavco has structured an executive compensation program using a combination of short-term and long-term elements: (1) annual salary, (2) annual bonus and (3) long-term incentive compensation in the form of stock options and, in some cases, performance-based bonuses, and awards of restricted stock. In addition, the executive officers of Cavco are eligible to receive other benefits, such as medical benefits and 401(k) matching contributions, which are generally available to employees of Cavco.
     In structuring the specific components of executive compensation, Cavco is guided by the following principles:
•	compensation programs should be performance based, market driven and stockholder aligned;

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives.
     The compensation committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the compensation committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.
     Base Salary. The compensation committee is responsible for recommending the base salary levels for the named executive officers. In developing salary amounts, the compensation committee reviews the salaries for similar positions in similarly-sized companies that engage in the manufactured housing business. The compensation committee confirmed that the base salaries of the named executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the compensation committee also considers the executive’s experience level and potential for significant contributions to Cavco’s profitability.
     Incentive Bonus. The compensation committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the named executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. For fiscal year 2006, a portion of the annual bonus was determined pursuant to metrics, including net profit performance, product quality and working capital management, and the satisfaction of various individual goals, approved by the compensation committee.
     Long-Term Compensation. The existing stock option program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Stock options may be granted under the Cavco Industries, Inc. Stock Incentive Plan and the Cavco Industries, Inc. 2005 Stock Incentive Plan. All outstanding stock options have been granted under the Cavco Industries, Inc. Stock Incentive Plan.

     Under the Cavco Industries, Inc. Stock Incentive Plan, a maximum of 900,000 shares of Cavco common stock (as adjusted to take into account the two-for-one split of Cavco common stock in January 2005) may be subject to grants of options or awards of restricted stock or stock units to officers, directors and key employees, provided that no more than 400,000 of such shares will be subject to awards of restricted stock or stock units. Under the Cavco Industries, Inc. 2005 Stock Incentive Plan, a maximum of 450,000 shares of Cavco common stock may be subject to grants of options or awards of restricted stock or stock units to officers, directors and key employees, provided that no more than 200,000 of such shares will be subject to awards of restricted stock or stock units. Options granted under the plans are non-qualified options, which do not meet the incentive stock option criteria set forth in Section 422 of the Internal Revenue Code of 1986, as amended. Shares covered by options that terminate or are canceled prior to exercise and shares of restricted stock, and shares covered by stock units, that are returned to us will again be available for grants of options and awards of restricted stock or stock units. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares, the number of shares so tendered or withheld will be eligible for grants of options and awards of restricted stock or stock units under the plans. The option price may not be less than 100% of the fair market value of the Cavco common stock at the time of grant. Recipients of restricted stock awarded under the plans are entitled to normal cash dividends on the restricted shares. However, Cavco does not expect to pay dividends on its common stock in the foreseeable future.
     No restricted stock or stock unit awards have been made under the stock incentive plans. However, in fiscal year 2004, Mr. Stegmayer received a grant of restricted stock, which was made outside of the plans, pursuant to the terms of his employment agreement with Cavco, as described below under “CEO Compensation” and in the Summary Compensation Table.
     CEO Compensation. The Chief Executive Officer of Cavco participates in the same compensation programs as the other executive officers, with each component of his compensation determined by the compensation committee according to the same criteria. Incentive compensation to Mr. Stegmayer for fiscal years 2004, 2005, and 2006, which included grants of stock options, was awarded in accordance with the existing incentive compensation plans and as required by Mr. Stegmayer’s employment agreement with Cavco. Under his employment agreement, Mr. Stegmayer’s is eligible to receive, and did receive, for each of fiscal years 2004, 2005 and 2006, a cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount. In fiscal year 2004, Mr. Stegmayer also received a restricted stock award in the amount of 55,096 shares of Cavco common stock (each of which was split into two shares pursuant to the two-for-one split of Cavco common stock in January 2005) in accordance with the terms of his employment agreement. The stock options granted to Mr. Stegmayer in fiscal years 2004, 2005, and 2006 are listed in the Summary Compensation Table.
Compensation Committee
Jack Hanna, Chairman
Jacqueline Dout
Michael H. Thomas
Performance Graph
     The following graph compares the yearly change in the cumulative total stockholder return on Cavco common stock during the three fiscal years ended March 31, 2006 with the Nasdaq U.S. index and a peer group composed of companies with businesses in one or more of Cavco’s primary lines of businesses: the production and sale of manufactured homes. The companies comprising the peer group are weighted by their respective market capitalization and include the following: Cavalier Homes, Inc. Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc. (Class A Common Stock), Nobility Homes, Inc., Palm Harbor Homes, Inc. and Skyline Corporation. The comparison assumes $100 was invested on July 1, 2003 in Cavco common stock and in each of the foregoing indices.

CAVCO INDUSTRIES, INC.

	7/1/03	3/31/04	3/31/05	3/31/06
CAVCO INDUSTRIES, INC.	$100	$184	$242	$486
NASDAQ U.S. INDEX	$100	$121	$122	$144
PEER GROUP	$100	$151	$131	$178

Equity Compensation Plans
     The following table sets forth information, as of March 31, 2006, regarding Cavco’s stock incentive plans and the restricted stock award made by Cavco to Mr. Stegmayer in fiscal year 2004. The Cavco Industries, Inc. Stock Incentive Plan and Mr. Stegmayer’s restricted stock award were approved by the sole stockholder of Cavco in June 2003 prior to the spin-off of Cavco from Centex Corporation. The Cavco Industries, Inc. 2005 Stock Incentive Plan was approved by Cavco’s stockholders in June 2005. The stock incentive plans are currently the only equity compensation plans maintained by Cavco.

     The stock incentive plans provide for the grant of stock options, restricted stock, stock units and cash awards. Our compensation committee administers these plans and has the authority to make grants thereunder. The stock incentive plans provide for immediate vesting of outstanding grants and awards upon a change in control of Cavco, as defined in the plans.

			(c)
			Number of securities
	(a)		remaining available for
	Number of securities	(b)	future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of outstanding	plans [excluding
	outstanding options,	options, warrants and	securities reflected in
	warrants and rights	rights	column (a)]
Cavco Industries, Inc.	697,330	$15.40	138,420
Stock Incentive Plan

Cavco Industries, Inc.	—	—	450,000
2005 Stock Incentive Plan

Stegmayer Restricted	82,644 (1)	––	––
Stock Award

(1)	Represents the number of restricted shares held by Mr. Stegmayer at March 31, 2006.
EMPLOYMENT AGREEMENTS
AND CHANGE OF CONTROL ARRANGEMENTS
     In 2003, our board of directors approved an employment agreement with Mr. Stegmayer. The agreement provides for: (a) a term of three years, which is automatically extended for successive one-year periods unless the board or Mr. Stegmayer elects not to renew the term by notice to the other at least 90 days prior to the end of the three-year term or any renewal term; (b) an annual base salary of no less than $225,000; (c) an annual cash bonus in an amount equal to 3% of the first $2.5 million of pretax income for the fiscal year and 6% of pretax income for the fiscal year in excess of such amount; and (d) certain fringe benefits. During fiscal year 2006, Mr. Stegmayer elected not to receive any fringe benefits. If Mr. Stegmayer dies, or becomes disabled, or if Cavco terminates Mr. Stegmayer’s employment without cause prior to a change of control, or if Mr. Stegmayer resigns because of a breach by Cavco of the employment agreement, then Mr. Stegmayer (or his heirs or executor) will continue to receive his base salary for each fiscal year under the remaining term of the employment agreement and an average bonus based on the bonuses payable to him in the prior two years, plus an annual additional year of base salary, an average bonus and health insurance for such additional year from the date of termination. If, within two years after a change of control of Cavco, Mr. Stegmayer is terminated for any reason other than cause or voluntarily resigns, Cavco will pay to Mr. Stegmayer a lump sum termination payment equal to two times the sum of his then current base salary and average bonus.
     Pursuant to Mr. Stegmayer’s employment agreement, and in connection with the spin-off of Cavco from Centex Corporation in fiscal year 2004, Cavco granted Mr. Stegmayer an initial non-qualified option to purchase 188,790 shares of common stock, equal to 6% of all of the then-issued and outstanding shares of common stock (and which was proportionately adjusted to take into account the two-for-one split of Cavco common stock in January 2005). The option has a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant and vests over a three-year period with 25% becoming vested on the grant date and the remainder becoming vested in cumulative 25% annual increments. In addition, pursuant to the employment agreement, Cavco agreed to grant to Mr. Stegmayer, as soon as reasonably practicable following each of the first and second anniversaries of the spin-off, additional non-qualified options to purchase a number of shares of common stock equal to not less than 1% of the then-issued and outstanding shares of common stock. These options were granted on June 22, 2004 and May 17, 2005 (See “Executive Compensation”). The vesting schedule of each such option grant matches the vesting schedule of the initial 6% grant.
     In addition, in connection with the spin-off, Centex Corporation agreed to continue to make compensation payments to Mr. Stegmayer in the aggregate amount of $600,000, $100,000 of which was paid on the date of the spin-off, $100,000 of which was paid at the conclusion of Cavco’s fiscal year 2004, and $400,000 of which was paid on June 1, 2005, in consideration of his past services to Centex, his continued part-time employment with Centex through March 31, 2005, and his agreement not to compete with Centex.
     In 2003, our board of directors also approved an employment agreement with Sean K. Nolen, our former Chief Financial Officer. The agreement provided for (a) a term of three years, (b) an annual base salary of no less than $150,000 and (c) an annual cash bonus in an amount to be determined from time to time by the board after consultation with the Chief Executive Officer. Mr. Nolen was also entitled to participate in all incentive, savings and retirement plans established or adopted and maintained by Cavco in accordance with its regular practices applicable to other similarly situated executives. The agreement provided that, if Mr. Nolen died, or became disabled, or his employment was terminated without cause prior to the occurrence of a change in control, or if he resigned because of a breach by Cavco of the employment agreement, Mr. Nolen (or his heirs or executors) would continue to receive his base salary for 12 months. Also, if within one year after the occurrence of a change in control, Mr. Nolen’s employment was terminated for any reason other than for cause, then Cavco would pay Mr. Nolen his then current annual base salary for 12 months. Mr. Nolen resigned as an officer of Cavco effective August 11, 2005, and, in connection with his resignation, Cavco and Mr. Nolen entered into an agreement whereby: (a) Mr. Nolen’s employment agreement with Cavco was terminated effective as of the date of his resignation, (b) Mr. Nolen continued as an employee of Cavco from the date of resignation through December 31, 2005, and was paid a base salary of $13,125 per month during that period, (c) Mr. Nolen agreed to provide consulting services to Cavco upon its request during the three-month period following the termination of his employment on December 31, 2005, and was paid at a rate of $13,125 per month for such consulting services, and (d) Mr. Nolen agreed not to compete with Cavco during the term of his employment with Cavco and for a period of 15 months thereafter.
AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
     The board of directors of Cavco proposes to amend the restated certificate of incorporation of Cavco to increase the number of authorized shares of Cavco common stock. The purpose of this proposal is to enable Cavco to effect potential future stock splits and stock dividends that would make Cavco stock affordable for a broader base of stockholders, and to issue Cavco common stock for other proper corporate purposes that may be identified in the future. The proposed amendment would increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares.
     The board of directors adopted the proposed amendment to the restated certificate of incorporation at its March 28, 2006 meeting, subject to stockholder approval, and declared the proposal to be advisable. Accordingly, stockholders are asked to vote on the following resolution:
     RESOLVED, THAT THE RESTATED CERTIFICATE OF INCORPORATION OF CAVCO INDUSTRIES, INC. BE AMENDED TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT THE CORPORATION IS AUTHORIZED TO ISSUE TO 20,000,000, TO BE EFFECTED BY AMENDING THE FIRST PARAGRAPH OF THE FOURTH ARTICLE OF THE CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION TO READ IN ITS ENTIRETY AS FOLLOWS:
     FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 21,000,000, of which 20,000,000 shares are classified as Common Stock, par value $.01 per share (“Common Stock”), and 1,000,000 shares are classified as preferred stock, par value $.01 per share (“Preferred Stock”).

Reasons for the Amendment
     Approval of the proposed amendment will allow Cavco to affect potential future stock splits and stock dividends while maintaining flexibility similar to the flexibility that currently exists for Cavco to use capital stock for future business and financial purposes. Authorized but unissued shares of Cavco common stock may be used by Cavco for any purpose permitted under Delaware law, including to raise capital; to provide equity incentives to employees, officers and directors; and to enter into strategic transactions that the board of directors believes provide the potential for growth and profit. Authorized but unissued shares of Cavco common stock may also be used to oppose a hostile takeover attempt or to delay or prevent a change in control of Cavco, although Cavco has no present intention to issue shares for such purpose. The proposed amendment arises out of business and financial considerations, and Cavco is not aware of any threat of takeover or change in control. Cavco currently has no plans or arrangements for the issuance of shares of common stock for the purpose of rendering more difficult or discouraging a change in control of Cavco.
     Adoption of the proposed amendment will eliminate the delay and expense involved in calling a special meeting of stockholders to authorize the additional shares at the time such issuance may become necessary. Adoption of the proposed amendment would also enable the board of directors from time to time to issue additional shares of common stock authorized by the proposed amendment for such purposes and such consideration as the board of directors may approve without further approval of Cavco’s stockholders, except as may be required by Cavco’s restated certificate of incorporation, applicable law or by the rules of any stock exchange on which the shares of common stock are then listed. As is true for shares presently authorized, common stock authorized by the proposed amendment may, when issued, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of common stock.
     Under the proposed amendment, each of the newly authorized shares of Cavco common stock will have the same rights and privileges as currently authorized Cavco common stock. Adoption of the proposed amendment will not affect the rights of the holders of currently outstanding Cavco common stock nor will it change the par value of the Cavco common stock.
Background Information
     The number of shares of Cavco common stock issued as of the record date for the annual meeting was 6,354,980. There are also 1,283,750 shares subject to issuance for outstanding awards or available for future grants under Cavco’s stock incentive plans.
     The authorized capital stock of Cavco currently consists of 10,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. Since the proposed amendment would increase the number of authorized shares of common stock to 20,000,000, the total number of authorized shares would thereby be increased to 21,000,000. The proposed amendment to increase the authorized number of shares of common stock does not change the number of shares of preferred stock that Cavco is authorized to issue. There are no shares of preferred stock currently outstanding.
     If the proposed amendment is adopted, it will become effective upon filing of a certificate of amendment to Cavco’s restated certificate of incorporation with the Secretary of State of Delaware. However, if stockholders approve the proposed amendment to Cavco’s restated certificate of incorporation, the board of directors retains the discretion under Delaware law to abandon and not implement the proposed amendment and the number of authorized shares would accordingly remain at its current level.
Recommendation of the Board
     The board of directors unanimously recommends that the amendment to Cavco’s restated certificate of incorporation be approved. The amendment will be approved if the proposal receives the affirmative vote of a majority of the outstanding shares entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     Ernst & Young LLP acted as Cavco’s independent registered public accounting firm to audit its books and records for fiscal year 2006, and the audit committee has appointed Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2007, subject to ratification by Cavco stockholders.
     If the stockholders do not ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.
     Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.
Recommendation of the Board
     The board of directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2007.
Audit Fees
     The audit committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP. Under these policies, the audit committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the audit committee. In determining whether or not to pre-approve services, the audit committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of Ernst & Young LLP.
     The aggregate fees billed for professional services by Ernst & Young LLP in the last two fiscal years are as follows:

Type of Fees	Fiscal 2005	Fiscal 2006
Audit Fees	$405,250	$364,350
Audit-Related Fees	23,462	0
Tax Fees	65,875	67,147
All Other Fees	0	0

Total	$494,587	$431,497

     As used in the foregoing table:
•	“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of annual financial statements, internal controls and review of financial statements included in Form 10-Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;

•	“Audit-Related Fees” are the aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the financial statements, including audits of employee benefit plans and accounting consultations, due diligence related to mergers, internal control reviews, and attest services that are not required by statute or regulation;

•	“Tax Fees” are the aggregate fees billed in each of the last two fiscal years fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning; and

•	“All Other Fees” includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, including fees for auditing previous year’s financial statements and fees for permitted corporate finance assistance and permitted advisory services.
GENERAL
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and Nasdaq. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.
     Based solely on its review of the copies of such reports received by it with respect to fiscal year 2006 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with all filing requirements of Section 16(a) for fiscal year 2006 applicable to such persons.
Certain Relationships and Related Transactions
     We have entered into Change of Control Agreements with certain of our executive officers. See above under “Employment Agreements and Change of Control Arrangements.”
Code of Conduct
     Cavco has adopted a code of conduct that applies to all Cavco employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.
     Cavco has posted the text of its code of conduct on its Internet website at www.cavco.com. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake in an Annual Report on Form 10-K to provide a copy of the code of conduct to any person without charge.

Form 10-K
     Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, 85004, (602) 256-6263.
Stockholder Proposals
     Cavco’s 2007 annual meeting of stockholders is scheduled to be held on June 28, 2007. In order to be considered for inclusion in Cavco’s proxy material for that meeting, stockholder proposals must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, not later than January 26, 2007.
     For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2007 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than December 29, 2006 and no later than April 11, 2007, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2007 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than December 30, 2006 and no later than March 30, 2007, and must contain the information specified by and otherwise comply with Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.
Cavco Website
     In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

By Order of the Board of Directors

JAMES P. GLEW
Secretary
Phoenix, Arizona
May 26, 2006

CAVCO INDUSTRIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders – June 29, 2006
The undersigned hereby appoints Jacqueline Dout and Michael H. Thomas, or either of them, proxy, with full power of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held June 29, 2006, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 9, 2006.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4.
By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the June 29, 2006 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲

Please Mark Here for Address Change or Comments	☐ ☒
SEE REVERSE SIDE

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3, and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.
Please mark your vote as indicated in this example.

The Board of Directors recommends a vote“FOR” the election of the two nominees in Item 1 and “FOR” Items 2 and 3.		FOR BOTH (except as marked to the contrary)	WITHHOLD FOR BOTH			FOR	AGAINST	ABSTAIN

1.	Election of two directors to serve until the Annual Meeting of Stockholders in 2009. Nominees	☐	☐	2.	Approval of the amendment of Cavco Industries, Inc.’s restated certificate of incorporation to increase the authorized shares of common stock from 10,000,000 to 20,000,000.	☐	☐	☐
	01 Steven G. Bunger					FOR	AGAINST	ABSTAIN
	02 Jack Hanna			3.	Ratification of the appointment of independent auditor for fiscal 2007.	☐	☐	☐

Instructions: To withhold authority to vote for either nominee, write the nominee’s name on the following line.				4.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature	Signature	Date
Please sign exactly as your name appears on your stock certificate. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

▲ FOLD AND DETACH HERE▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet voting and telephone voting are available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/cvco		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.